Exhibit 3.9


                           CERTIFICATE OF AMENDMENT TO
                                 CERTIFICATE OF
                      DESIGNATIONS, PREFERENCES, AND RIGHTS

                                       of

                      SERIES E CONVERTIBLE PREFERRED STOCK

                                       of

                         MARKETING SERVICES GROUP, INC.

                       (Pursuant to Section 78.1955 of the
                         Nevada General Corporation Law)



            MARKETING SERVICES GROUP, INC., a corporation organized and existing under the Nevada General Corporation Law (the "Corporation"), hereby certifies that (a) the amendments to the Certificate of Designation (as defined below) set forth in this Certificate of Amendment were approved by the written consent of 100% of the holders of the outstanding Series E Convertible Preferred Stock of the Corporation in accordance with Section 78.1955(3) of the Nevada General Corporation Law and the requirements set forth in Article IX of the Certificate of Designation (as defined below) and (b) the following resolutions were adopted by the Board of Directors of the Corporation on March 17, 2000 pursuant to authority of the Board of Directors as required by Section 78.1955 of the Nevada General Corporation Law:

            WHEREAS, the original designation of the series of preferred stock is "Series E Convertible Preferred Stock," which designation is not being amended; and

            WHEREAS, Article V.A.(ii) of the Certificate of Designation provides as follows:

            "(ii) The Corporation fails to obtain effectiveness with the Securities and Exchange Commission (the "SEC"), prior to June 18, 2000, of the Registration Statement (as defined in the Registration Rights Agreement, the "Registration Statement") required to be filed pursuant to Section 2(a) of the Registration Rights Agreement, or fails to obtain the effectiveness of any additional Registration Statement (required to be filed pursuant to Section 3(b) of the Registration Rights Agreement) within sixty (60) days after the Registration Trigger Date (as defined in the Registration Rights Agreement), or any such Registration Statement, after its initial effectiveness and during the Registration Period (as defined in the Registration Rights Agreement), lapses in effect or sales of all of the Registrable Securities (as defined in the Registration Rights Agreement, the "Registrable Securities") otherwise cannot be made thereunder (whether by reason of the Corporation's failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement, the Corporation's failure to file and obtain effectiveness with the SEC of an additional Registration Statement required to be filed pursuant to Section 3(b) of the Registration Rights Agreement or otherwise) for more than forty-five (45) consecutive calendar days or more than sixty (60) calendar days in any twelve (12) month period after such Registration Statement becomes effective."

            WHEREAS, Article V.C. of the Certificate of Designation provides as follows:

            "C. Failure to Pay Redemption Amounts. In the case of a Mandatory Redemption Event, if the Corporation fails to pay the Mandatory Redemption Amount, within five (5) business days of written notice that such amount is due and payable, then (assuming there are sufficient authorized shares) in addition to all other available remedies, each holder of Series E Preferred Stock shall have the right at any time, so long as the Mandatory Redemption Event continues, to require the Corporation, upon written notice, to immediately issue (in accordance with and subject to the terms of Article VI below), in lieu of the Mandatory Redemption Amount, the number of shares of Common Stock of the Corporation equal to such applicable redemption amount divided by any Conversion Price (as defined below), as chosen in the sole discretion of the holder of Series E Preferred Stock, in effect from the date of the Mandatory Redemption Event until the date such holder elects to exercise its rights pursuant to this Article V.E."

            RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the "Board of Directors" or the "Board") in accordance with the provisions of its Articles of Incorporation, the Board of Directors, with the consent of 100% of the holders of the outstanding Series E Convertible Preferred Stock of the Corporation, hereby amends certain of the provisions of the Certificate of Designations, Preferences and Rights of Series E Convertible Preferred Stock of the Corporation filed with the Secretary of State of the State of Nevada on February 22, 2000 (the "Certificate of Designation") as follows:

                  1. Article V.A(ii) of the Certificate of Designation shall be amended to delete the reference to "June 18, 2000" and replace such reference with "July 18, 2000".

                  2. Article V.C of the Certificate of Designation shall be amended and restated in its entirety as follows:

                        "C.   Payment of  Redemption  Amounts in Common Stock.
In the case of a Mandatory Redemption Event, subject to the restrictions set forth in Article VI.A(b) and the proviso to Article VI.A(a), each holder of Series E Preferred Stock may elect, at any time and from time to time prior to the payment of the Mandatory Redemption Amount by written notice to the Corporation of such election (a "Stock Redemption Notice"), to require the Corporation to immediately issue (in accordance with and subject to the terms of Article VI below), in lieu of all or any portion of the Mandatory Redemption Amount, the number of shares of Common Stock of the Corporation equal to such portion of the Mandatory Redemption Amount which such holder of Series E Preferred Stock elects to receive in Common Stock pursuant to this Article V.C. divided by the lesser of (i) the Redemption Market Price (as defined below) and
(ii) the Conversion Price (as defined below) in effect on the date the Stock Redemption Notice is sent to the Corporation. The "Redemption Market Price" shall be the Closing Bid Price (as defined below) of the Common Stock on the Trading Day prior to the date the Stock Redemption Notice is sent to the Corporation. To the extent an electing holder of Series E Preferred Stock does not elect or is not entitled to receive shares of Common Stock pursuant to this
Article V.C., the remaining portion of the Mandatory Redemption Amount which has not been received in Common Stock by such holder shall be payable by the Corporation in cash in accordance with Article V.A."

                  3.  All  of  the  other   provisions  of  the  Certificate  of
Designation shall remain in full force and effect.


                        [Rest of Page Intentionally Left Blank]

            IN WITNESS WHEREOF, this Certificate of Designation is executed and acknowledged on behalf of the Corporation this 20th day of March, 2000.

                                    MARKETING SERVICES GROUP, INC.



                                    By:___________________________________
                                          J. Jeremy Barbera
                                          Chairman of the Board and Chief
                                          Executive Officer


                                    By:____________________________________
                                          Alan I. Annex
                                          Secretary

State of New York,  )
                    ) ss.
County of _________.)

      This instrument was acknowledged before me on March ___, 2000, by J. Jeremy Barbera, as President of Marketing Services Group, Inc.


                                    -------------------------------
                                    Notary Public




State of New York,  )
                    ) ss.
County of _________.)

      This instrument was  acknowledged  before me on March ___, 2000, by Alan
I. Annex, as Secretary of Marketing Services Group, Inc.


                                    -------------------------------
                                    Notary Public